                                                                     EXHIBIT 2.3


                              AGREEMENT OF MERGER


                                  by and among


                              Datalink.net, Inc.,

                            Wares Acquisition, Inc.,


                                   ISS, Inc.,

                                      And

                                Stephen J. Casey



                            Dated: October 10, 2000

                              AGREEMENT OF MERGER

          This Agreement of Merger (this "Agreement"), dated as of October 10, 2000, is by and among Datalink.net, Inc., a Nevada corporation ("Parent"), Wares Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), ISS, Inc. a New Jersey corporation (the "Company") and Stephen
J. Casey (the "Majority Shareholder").

                                   RECITALS

          WHEREAS, the Company is engaged in the business of providing web site creation, hosting and e-commerce application services to mid-market manufacturers, distributors, cataloguers and retailers (the "Business"); and

          WHEREAS, the Boards of Directors of each of Parent, Sub and the Company determined that it would be advisable and in the respective best interests of each such corporation and its shareholder(s) that: (i) the Company be merged with Sub, with the Company as the surviving entity; and (ii) the shareholders of the Company (the "Shareholders"), who, together own 100% of the issued and outstanding shares of capital stock of the Company (the "Company Shares"), will have the right to receive that certain number of shares of common stock of Parent (the "Parent Shares") on a pro rata basis determined by the percentage ownership of Company Shares, as provided in Article III below; and

          WHEREAS, a majority of the outstanding shares of the Company have approved: (i) the merger of the Company with Sub, with the Company as the surviving entity; and (ii) the Shareholders who currently own 100% of the issued and outstanding Company Shares will have the right to receive that certain number of Parent Shares on a pro rata basis determined by percentage of ownership of Company Shares, as provided in Article III below.

                                   AGREEMENT

          NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.
                                 DEFINITIONS

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

Confidential                        Page 1

          "Affiliate" shall have the meaning set forth in the Securities
           ---------
Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Closing Date" shall mean the date of this Agreement or such other
           ------------
date as Parent, Sub and the Company shall mutually agree upon.

          "Contract" shall mean any agreement, contract, note, loan, evidence of
           --------
indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which the Company is a party or is bound, whether oral or written, but excluding all leases.

          "Disclosure Schedule" shall mean a schedule executed and delivered by
           -------------------
the Company to Parent and Sub as of the date hereof which sets forth the exceptions to the representations and warranties contained in Articles V and VI hereof and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule.

          "Effective Time"  shall mean the date and time of receipt of the
           --------------
Certificates of Merger for filing with the Secretary of State of the State of Delaware and the Secretary of State of the State of New Jersey, unless a delayed effective time is specified therein.

          "Financial Statements" shall mean the compiled balance sheet dated
           --------------------
June 30, 2000 and the related statement of income of the Company for the six months ended June 30, 2000. The definition of Financial Statements shall also include an updated balance sheet and income statement of the Company as of July 31, 2000.

          "Gross Business Expenses" shall mean any and all costs (as determined
           -----------------------
in accordance with generally accepted accounting principles) incurred by the Surviving Corporation in connection with the operation of the Business.

          "Gross Revenues" shall mean total revenues (as determined in
           --------------
accordance with the generally accepted accounting principles) of the Surviving Corporation that were earned by, or generated from the Business (including any products or services of Parent or its Affiliates that are sold through the Business) as well as revenues attributed to the Business that are developed in conjunction with the Parent and any subsidiaries of Parent, and that those subsidiaries may also count as revenue for their financial statements.

          "Highest Average Trading Price" shall mean the highest average price
           -----------------------------
per share (as determined by the closing sales price for the Parent Shares, or the closing bid, if no sales are reported, rounded down to the nearest whole number) that the Parent Shares have traded on the Nasdaq National Markets, Inc. or any other established stock exchange, automated quotation

Confidential                        Page 2
system or bulletin board for at least five (5) consecutive market trading days on or before the last day of the First, Second and third Year Periods, as applicable.

          "Material Adverse Effect" or "Material Adverse Change" shall mean any
           -----------------------      -----------------------
adverse effect or change in the condition (financial or other), business, results of operations, assets, liabilities or operations of the Company or Parent, as applicable, taken as a whole, or on the ability of the Company or Parent, as applicable, to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute a "Material Adverse Effect" or "Material Adverse Change."

          "Parent MFN Rates" shall mean rates at least as favorable as rates
           ----------------
charged by Parent at such time to any third party for substantially similar services.

          "Parent Capital Investment" shall mean the dollar amount of the funds
           -------------------------
invested by Parent into Sub.

          "Permits" shall mean all licenses, permits, franchises, approvals,
           -------
authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, or any other person, necessary or desirable for the past, present or anticipated conduct of, or relating to, the operation of the Business.

          "Year Period" shall mean the First Year Period, the Second Year Period
           -----------
or the Third Year Period, as applicable. The First Year Period, the Second Year Period and the Third Year Period shall collectively be referred to as the "Year Periods".

     1.2  Other Defined Terms.  The following terms shall have the meanings
          -------------------
set forth in the indicated Sections. Certain other capitalized terms are defined elsewhere in this Agreement.

               --------------------------------------------------
               Term                                    Section
               ----                                    -------
               --------------------------------------------------
               Affidavit of Lost Certificate           2.6
               --------------------------------------------------
               Action                                  5.15
               --------------------------------------------------
               Budget                                  10.2
               --------------------------------------------------
               Business                                Recitals
               --------------------------------------------------
               Business Plan                           5.14
               --------------------------------------------------
               Claim  Notice                           10.4(f)
               --------------------------------------------------
               Closing                                 4.1
               --------------------------------------------------
               Company                                 Preamble
               --------------------------------------------------
               Company Stock Options                   2.8
               --------------------------------------------------

Confidential                        Page 3

               --------------------------------------------------
               Term                                    Section
               ----                                    -------
               --------------------------------------------------
               Company Shares                          Recitals
               --------------------------------------------------
               DGCL                                    2.1
               --------------------------------------------------
               Dissenting Shareholder                  2.8
               --------------------------------------------------
               Dissenting Shares                       2.8
               --------------------------------------------------
               Exchange Act                            10.8(a)
               --------------------------------------------------
               Expiration Date                         10.4
               --------------------------------------------------
               First Year Base                         3.1(c)
               --------------------------------------------------
               First Year Period                       3.1(c)
               --------------------------------------------------
               First Year Shares                       3.1(c)
               --------------------------------------------------
               Majority Shareholder                    Preamble
               --------------------------------------------------
               Merger Certificates                     2.2
               --------------------------------------------------
               Merger Consideration                    3.1
               --------------------------------------------------
               New Parent Option                       2.8(a)
               --------------------------------------------------
               NJBCA                                   2.1
               --------------------------------------------------
               Parent                                  Preamble
               --------------------------------------------------
               Parent CFO                              3.2
               --------------------------------------------------
               Parent Services                         10.3
               --------------------------------------------------
               Parent Shares                           Recitals
               --------------------------------------------------
               Proprietary Rights                      5.21(a)
               --------------------------------------------------
               Rollover Options                        2.8
               --------------------------------------------------
               Second Year Base                        3.1(d)
               --------------------------------------------------
               Second Year Period                      3.1(d)
               --------------------------------------------------
               Second Year Shares                      3.1(d)
               --------------------------------------------------
               Shareholders                            Recitals
               --------------------------------------------------
               --------------------------------------------------

Confidential                        Page 4

               --------------------------------------------------
               Term                                    Section
               ----                                    -------
               --------------------------------------------------
               Special Meeting                         2.7
               --------------------------------------------------
               Third Year Base                         3.1(e)
               --------------------------------------------------
               Third Year Period                       3.1(e)
               --------------------------------------------------
               Third Year Shares                       3.1(e)
               --------------------------------------------------
               Sub                                     Preamble
               --------------------------------------------------
               Year End Statement                      3.2
               --------------------------------------------------

                                  ARTICLE II.

                          THE MERGER: SPECIAL MEETING

     2.1  The Merger.  Upon the terms and subject to the conditions hereof and
          ----------
in accordance with the Delaware General Corporation Law (the "DGCL") and the New Jersey Business Corporation Act (the "NJBCA"), the Company shall be merged with Sub (the "Merger") at the Effective Time. Following the Merger, the separate existence of the Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     2.2  Effective Time.  The parties hereto shall cause the Merger to be
          --------------
consummated by filing a certificates of merger with respect thereto with each of the Secretary of State of the State of Delaware and with the Secretary of State of the State of New Jersey (the "Certificates of Merger") in the forms attached hereto as Exhibit 2.2.

     2.3  Effects of the Merger.  The Merger shall have the effects set forth
          ---------------------
in Section 259 of the DGCL and Section 14A:10-6 of the NJBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of the Company and Sub shall rest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     2.4  Certificate of Incorporation and By-laws of the Surviving Corporation;
          ---------------------------------------------------------------------
Directors.  The Certificate of Incorporation of the Company shall be the
---------
Certificate of Incorporation for the Surviving Corporation until thereafter changed or amended, and the By-laws of the Company shall be the By-laws of the Surviving Corporation until thereafter changed or amended. Immediately prior to the Effective Time, all directors of the Company shall resign, except the Majority Shareholder, and the Majority Shareholder shall take all necessary action to fill the resulting vacancies on the Board of Directors of the Company by electing Anthony N. LaPine and Charles K. Dargan to the Board of Directors, and such directors shall be the directors of the Surviving Corporation at the Effective Time. Such directors will hold office until their respective successors are duly elected or

Confidential                        Page 5
appointed and qualify in the manner provided in the Certificate of Incorporaiton and bylaws of the Surviving Corporation, or as otherwise provided by applicable law.

     2.5  Effect of the Merger on Company Shares.  At the Effective Time, by
          --------------------------------------
virtue of the Merger and without any action on the part of the Shareholders, or the Board of Directors of the Parent, Sub or the Company, all of the Company Shares held by the Shareholders (other than Dissenting Shares) shall be converted into the right to receive, on a pro rata basis, the Merger Consideration.

     2.6  Cancellation of Company Shares; Delivery of Merger Consideration.
          ----------------------------------------------------------------
On the Closing Date, the Shareholders shall deliver to Sub the Company's stock certificates and/or affidavits of lost stock certificates in form and substance reasonably acceptable to Parent and Sub (each an "Affidavit of Lost Certificate") representing 100% of the issued and outstanding Company Shares, less any Dissenting Shares, and such certificates shall thereafter be cancelled and will cease to represent any interest in the Company. On the Closing Date, Parent shall deliver (or cause its transfer agent to deliver) to the Shareholders, on a pro rata basis, the Merger Consideration in exchange for the certificates representing the Company Shares. Notwithstanding anything in this Agreement to the contrary, to the extent that any Shareholder's pro rata interest in any Parent Shares deliverable pursuant to this Agreement results in a fractional Parent Share of .5 or greater, the Parent Shares deliverable to such Shareholder shall be rounded up to the nearest whole Parent Share, and to the extent that any Shareholder's pro rata interest in any Parent Shares deliverable pursuant to this Agreement results in a fractional Parent Share of
 .4 or less, the Parent Shares deliverable to such Shareholder shall be rounded down to the nearest whole Parent Share.

     2.7  Shareholder Meeting.  The Company and its Board of Directors shall
          -------------------
take all action necessary in accordance with applicable law and the Company's Certificate of Incorporation and bylaws to duly call and hold, as soon as reasonably practicable after the date hereof, a meeting of the Shareholders (the "Special Meeting") for the purpose of considering and voting upon the approval and adoption of (a) this Agreement, (b) the Merger and (c) any other action or transaction by the Company contemplated by this Agreement that requires approval of the Shareholders under the Company's Certificate of Incorporation, the Company's bylaws or the NJBCA (the "Merger Proposals"). The only matters the Company shall propose to be acted on by the Shareholders at the Special Meeting shall be the Merger Proposals. The Company's Board of Directors will recommend that the Shareholders vote in favor of approval of the Merger Proposals and the Company shall use its commercially reasonable efforts to secure the votes of the Shareholders required by the NJBCA, the Company's bylaws and the Company's Certificate of Incorporation to effect the Merger.

     2.8  Treatment of Company Stock Options.  The Company has outstanding
          ----------------------------------
certain options to purchase Company Shares (the "Company Stock Options"). At the Effective Time, the Company Stock Option Plan shall terminate and each outstanding Company Stock Option shall be accelerated. All Company Stock Options that are not exercised shall automatically convert so that each such Company Stock Option entitles the holder thereof to receive that number of Parent Options equal to the number of Company Shares subject to the Company Stock Option divided by

Confidential                        Page 6
three (3). (The Parent Options, as so adjusted, collectively, the "Rollover Options"). If the foregoing calculation results in Rollover Options being exercisable for a fraction of a Parent Option, then on the Effective Time, the number of Parent Options shall be rounded up or down to the nearest whole number. The terms and conditions of each Rollover Option shall be determined by Parent's 1996 Stock Option Plan, and as such, shall be given an exercise price equal to the closing price of Parent's Common Stock on the Closing Date, and vesting over a four year period (one fourth after the first year grant anniversary, and monthly thereafter for three additional years).

All holders of Company Stock Options who decide to exercise Company Stock Options before the Effective Time will become Shareholders, and as such, shall be entitled to receive the Merger Consideration on a pro rata basis, as set forth in Article III.

     2.9  Dissenters' Rights.  In the event the Merger becomes effective without
          ------------------
the approval of the holders of 100% of the outstanding shares of the Company Shares, any Company Shares held by shareholders who properly exercise and perfect the dissenters' rights set forth in Section 14A:11 of the NJBCA ("Dissenting Shares") shall not be converted pursuant to Section 2.5, but shall instead be converted into the right to receive the fair value of the shares as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the NJBCA. Parent shall have the right to control all negotiations and proceedings with respect to the determination of the fair value of the Company Shares. The Company agrees that, without the prior written consent of Parent or as required under the NJBCA, it will not voluntarily make any payment with respect to, or determine or offer to determine, the fair value of the Company's Common Stock. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the NJBCA, becomes entitled to payment of the fair value of the Company Shares shall receive payment therefor (but only after the fair value therefor shall have been agreed upon or finally determined pursuant to the provisions of the NJBCA). In the event that any holder of the Company Shares fails to make an effective demand for payment or otherwise loses his, her or its status as a Dissenting Shareholder, Parent shall, as of the later of the Effective Time or the occurrence of such event, whichever is later, issue and deliver, upon surrender by such Dissenting Shareholder of his, her or its Certificate(s), the Merger Consideration without interest thereon to which such Dissenting Shareholder would have otherwise been entitled under this Agreement.

     (a) Dissenter's Rights Value. The parties understand and agree that if the fair value of the Dissenting Shares (as determined in accordance with the NJBCA) exceeds the value attributed to the Company Shares in this Agreement, then the Parent Capital Investment shall be deducted accordingly.

     2.10  Certain Tax Positions.  The parties intend the Merger to qualify as a
           ---------------------
reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). Each party represents and warrants to the other that it (i) has had an opportunity to consult with its own tax advisor concerning the execution of this Agreement (and the transactions contemplated hereby) and (ii) has not relied on the advice or opinion (either written or oral) of the tax advisor for the other

Confidential                        Page 7
party. Each party agrees that it shall not take any action (unless consistent with the terms and conditions of this Agreement) that would cause the Merger to fail to qualify as a reorganization under Section 368(a)(1)(A) of the Code.

     2.11  Information Statement/Prospectus.  The Parent shall cooperate in
           --------------------------------
Company's preparation of an Information Statement/Prospectus (the "Information Statement") to be sent to the holders of the Company's Common Stock for the purpose of soliciting the approval of the Merger Proposals by such holders at the Special Meeting. The Information Statement shall constitute a solicitation statement for the offer and issuance of the Parent Shares to be received by the holders of the Company Shares pursuant to the Merger. Parent agrees to provide promptly such information concerning its business and financial statements and affairs as, in the reasonable judgment of Parent or its counsel, may be required or appropriate for inclusion in the solicitation statement or in any amendments or supplements thereto. The Company shall promptly advise Parent, and Parent shall promptly advise the Company, in writing if at any time prior to the Effective Time either of them shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

                                 ARTICLE III.

                             MERGER CONSIDERATION

     3.1  Merger Consideration.  The Shareholders shall transfer to Sub all of
          --------------------
the Company Shares owned by the Shareholders (which shall equal 100% of the issued and outstanding common stock of the Company), less any Dissenting Shares, in exchange for the right to receive a maximum of 2,500,000 Parent Shares (as may be adjusted in accordance with Section 3.2 below) (the "Merger Consideration"). The Merger Consideration shall be payable to the Shareholders on a pro rata basis as follows:

          (a)  250,000 Parent Shares on the Closing Date;

          (b) if the Surviving Corporation generates Gross Revenues of at least $1,500,000 (the "First Year Base") during the twelve (12) months following the Closing Date (the "First Year Period"), then the Shareholders shall receive, on a pro rata basis, .068 additional Parent Shares for each $1.00 of Gross Revenues generated above the First Year Base during the First Year Period (the "First Year Shares"). The maximum number of First Year Shares issuable shall be 750,000 Parent Shares;

          (c) if the Surviving Corporation generates Gross Revenues of at least the First Year Period's actual Gross Revenues (the "Second Year Base") during the twelve (12) months following the First Year Period (the "Second Year Period"), then the Shareholders shall receive, on a pro rata basis, .022 additional Parent Shares for each $1.00 Gross Revenues generated above the

Confidential                        Page 8

Second Year Base during the Second Year Period (the "Second Year Shares"). The maximum number of Second Year Shares issuable shall be 1,500,000 Parent Shares minus the First Year Shares; and

          (d) if the Surviving Corporation generates Gross Revenues of at least the Second Year Period's actual Gross Revenues (the "Third Year Base") during the twelve (12) months following the Second Year Period (the "Third Year Period"), then the Shareholders shall receive, on a pro rata basis, .011 additional Parent Shares for each $1.00 of Gross Revenues generated above the Third Year Base during the Third Year Period (the "Third Year Shares"). The maximum number of Third Year Shares issuable shall be 2,250,000 Parent Shares minus the sum of the First Year Shares plus the Second Year Shares.

          (e) Parent shall (or cause its transfer agent to) issue any Parent Shares due to the Shareholders in accordance with clauses (b),(c) or (d) of this
Section 3.1, within forty five (45) days after the Shareholders' receipt of a Year End Statement. Notwithstanding the foregoing, the Shareholders acknowledge and agree that they will not be entitled to receive Parent Shares in accordance with Section 3.1, if during the applicable Year Period the Gross Business Expenses exceed those set forth in the Budget by more than five percent (5%).

     3.2  Decrease of Parent Shares Issued to the Shareholders.  The Parent
          ----------------------------------------------------
Shares issued to the Shareholders as part of the Merger Consideration shall be reduced for the First Year Period, the Second Year Period, and/or the Third Year Period, as applicable, by such number as is calculated by application of the following formula:

                             (PCI/ HTP) + SO = DPS

PCI  =   Parent Capital Investment

HTP  =   The Highest Average Trading Price.

SO   =   "Stock Options": The number of Shares underlying Rollover Options exercised by Sub's employees during the applicable Year Period, divided by four.


DPS  =    "Debited Parent Shares": The number of Parent Shares to be debited from the Merger Consideration.

          (a) The maximum number of Parent Shares that can be debited by Parent under the ratio portion of the formula (PCI / HTP) of this Section 3.2 shall be 250,000 in the aggregate. There is no maximum limit on the number of Parent Shares that can be debited by Parent under the Stock Options portion of the formula of this Section 3.2. Notwithstanding the foregoing, in no event shall this Section 3.2 be applied to reduce the Merger Consideration paid pursuant to 3.1(a) or retroactively to any prior period under 3.1(b) or 3.1(c).

Confidential                        Page 9

          (b)  Parent shall debit any Parent Shares in accordance with this
Section 3.2 immediately before the issuance of the Parent Shares as are due, pursuant to Section 3.1(b) and (c).

     3.3  Determination of Gross Revenue and Gross Business Expenses.  The
          ----------------------------------------------------------
Shareholders acknowledge and agree that the Chief Financial Officer of Parent (the "Parent CFO") shall determine the Gross Revenue and the Gross Business Expenses for each respective Year Period (as determined in accordance with generally accepted accounting principles). Promptly after each Year Period the Parent CFO shall provide to the Majority Shareholder a statement which shall disclose the Gross Revenues and the Gross Business Expenses for the preceding Year Period (a "Year End Statement"). The Surviving Corporation agrees to provide any and all information, as reasonably requested by the Parent CFO, that is necessary to calculate the Gross Revenues and Gross Business Expenses for any given Year Period, to Parent and the Majority Shareholder.

          (a)  Disputed Gross Revenue Amount.  If the Majority Shareholder
               -----------------------------
disagrees with the Year End Statement, he must notify Parent of such disagreement in writing, specifying the particulars of such disagreement, within thirty (30) business days after the Majority Shareholder's receipt of the Year End Statement. To the extent that any portion of the Year End Statement is not in dispute, within sixty (60) days after the Majority Shareholder's receipt of the Year End Statement, Parent shall (or cause its transfer agent to) issue to the Shareholders those Parent Shares which have become issuable with respect to that portion of the Year End Statement which is not in dispute.

          (b)  Resolution of Disputed Gross Revenue and Gross Business Expense
               ---------------------------------------------------------------
Amounts.  Parent and the Majority Shareholder will use their best efforts for
-------
a period of thirty (30) calendar days after the Majority Shareholder's delivery of such notice to resolve any disagreements with respect to the Year End Statement. If, at the end of such period, Parent and the Majority Shareholder are unable to resolve such disagreements, the independent auditor of Parent shall resolve any remaining disagreements. The determination by Parent's auditor shall be final, binding and conclusive on the parties. Parent shall use its best efforts to cause the independent auditor to make its determination within thirty (30) calendar days of accepting the matter. Within forty five
(45) days after the date of determination of Parent's independent auditor, Parent shall (or cause its transfer agent to) issue Parent Shares as are due in accordance with this Article III above. The fees and expenses of the independent auditor retained to settle Year End Statement disputes shall be borne by (i) the Majority Shareholder, if the net result of the auditor's resolution of such disagreement is to maintain or increase the number of Parent Shares that Parent may debit from the Parent Shares otherwise transferable to such Shareholder pursuant to Section 3.2, or (ii) the Parent, if the result of such auditor's resolution of such disagreement is to decrease the number of Parent Shares that Parent may debit from the Parent Shares otherwise transferable to such Shareholder pursuant to Section 3.2.


     3.4  Changes in Parent Shares.  If prior to the end of the Third Year
          ------------------------
Period, the Parent Shares shall be recapitalized or reclassified or Parent shall effect any stock dividend, stock split, or

Confidential                        Page 10
reverse stock split of Parent Shares, then the Parent Shares to be issued as Merger Consideration under this Agreement, shall be proportionately and equitably adjusted to reflect any increase or decrease in the number of Parent Shares resulting from such corporate event.


                                  ARTICLE IV.
                                    CLOSING

     4.1  Closing Date and Location.  The closing of the transactions
          -------------------------
contemplated herein (the "Closing") shall be held at 10:00 a.m. local time on the Closing Date at the offices of Greenberg Glusker Fields Claman & Machtinger LLP, at 1900 Avenue of the Stars, Suite 2100, Los Angeles, CA 90067 (1) on the first business day following the date on which the last of the conditions set forth in Articles VIII and IX (other than the filing of the Merger Certificate) are satisfied or to the extent permissible, waived, or (2) on such other date and at such other time or place as is mutually agreed by the parties hereto.

     4.2  Obligations to the Company.  At the Closing, the Company shall
          --------------------------
deliver to Parent and Sub the following documents:

          (a) A certificate of good standing from the State of New Jersey dated as of a date not more than ten (10) days prior to the Closing Date and certifying that the Company is duly qualified and in good standing as of the date of such certificate;

          (b) The officers' certificate provided for in Section 9.4; and

          (c) The executed Certificates of Merger substantially in the form of Exhibit 2.2.

     4.3  Obligation of the Shareholders.  At the Closing, each of the
          ------------------------------
Shareholders, other than the Dissenting Shareholders, shall deliver to Parent and Sub (i) the certificates evidencing all of the issued and outstanding shares of the Company, duly endorsed in blank for transfer or accompanied by a stock power duly executed in blank in a form reasonably requested by Sub to evidence the acknowledgment of and consent to the sale of the Company Shares, or (ii) an Affidavit of Lost Stock Certificate in lieu of each certificate not delivered pursuant to clause (i) of this Section 4.3.

     4.4  Obligations of Parent and Sub.  At the Closing, Parent and Sub shall
          -----------------------------
deliver

          (a) the officers' certificate provided for in Section 8.3, and

          (b) the executed Certificates of Merger to be filed with the Secretaries of State of the States of Delaware and New Jersey substantially in the forms attached as Exhibit 2.2.

Confidential                        Page 11

                                 ARTICLE V.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                          AND THE MAJORITY SHAREHOLDER

     The Company and the Majority Shareholder, jointly and severally, hereby represent and warrant to Parent and Sub as follows, except as otherwise set forth on the applicable Schedule, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     5.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of New Jersey. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Copies of the Certificate of Incorporation and Bylaws of the Company, and all amendments thereto, heretofore delivered to Parent and Sub are accurate and complete as of the date hereof.
Schedule 5.1 contains a true, correct and complete list of all jurisdictions in which the Company is qualified to do business as a foreign corporation.

     5.2  Capitalization.  The authorized capital stock of the Company
          --------------
consists of 7,000,000 shares, of which 5,000,000 shares are common stock, of which 3,122,130 shares are outstanding, and 2,000,000 shares are preferred stock of which no shares are outstanding, to be further adjusted for any conversion of Company Stock Options. All of the Company Shares have been validly issued and are fully paid and non-assessable. No shares of common stock are held by the Company as treasury stock. Except as set forth on Schedule 5.2, there is no existing option, warrant, call, commitment or other security or agreement of any kind to which the Company is a party requiring, and there are no convertible securities of the Company outstanding which upon conversion would require, the issuance of any additional shares of capital stock of the Company or other securities convertible into shares of capital stock or any debt or equity security of the Company of any kind.

     5.3  Subsidiaries.  The Company does not have any subsidiaries or any
          ------------
equity interest in another entity.

     5.4  Authorization.  The Company has all requisite corporate power and
          -------------
authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly approved by the board of directors and the Majority Shareholder of the Company. No other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy,

Confidential                        Page 12
insolvency, moratorium or other similar laws affecting or relating to creditor's rights generally, or (ii) general principles of equity.

     5.5  Employee Benefit Plans.  Except as set forth on Schedule 5.5, the
          ----------------------
Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

     5.6  Tax Returns and Payments.  The Company has filed all tax returns and
          ------------------------
reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid, or has properly reserved cash for, all taxes and other assessments due.

     5.7  Title to Property and Assets.  The Company owns its property and
          ----------------------------
assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

     5.8  No Adverse Change.  Since July 1, 2000, except as set forth on
          -----------------
Schedule 5.8, there has not been

          (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

          (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company;

          (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

          (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company has not received any notice of any impending resignation or termination of employment of any such officer or key employee;

          (i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

          (j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

          (k) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

          (l) to the Company's knowledge, any other event or condition of any character that has materially and adversely affected the business, properties, prospects or financial condition of the Company; or

          (m) any arrangement or commitment by the Company to do any of the things described in this Section 5.8.


     5.9  Contracts and Commitments.
          -------------------------

          (a)  Contracts.  Schedule 5.9 sets forth a complete and accurate
               ---------
list of all Contracts of the following categories:

               (i)   Contracts not made in the ordinary course of business;

               (ii)  Employment contracts and severance agreements;

               (iii) Labor or union contracts;

               (iv) Distribution, franchise, license, sales, commission, consulting agency or advertising contracts which are not cancelable on thirty
(30) calendar days notice;

               (v) Contracts involving expenditures or liabilities, actual or potential, in excess of $20,000 or otherwise material to the Company, taken as a whole, and not cancelable (without liability) within thirty (30) calendar days;

               (vi) Contracts or commitments relating to commission arrangements with others;

               (vii) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder or whereby any assets are pledged (excluding credit provided by the Company to purchasers in the ordinary course of business;

               (viii) Contracts containing covenants limiting the freedom of the Company or any officer, director, shareholder or affiliate, to engage in any line of business or compete with any person;

               (ix) Any Contract with the United States, state or local government or any agency or department thereof;

               (x)     Leases of real property;

               (xi) Leases of personal property not cancelable (without liability) within thirty (30) calendar days; and

               (xii) Governmental or regulatory Permits or approvals required to conduct the Business as presently conducted.

The Company has delivered to Sub and Parent true, correct and complete copies of all of the written Contracts listed on Schedule 5.9, including all amendments and supplements thereto, and a written summary setting forth the material terms and conditions of each and every oral Contract listed on Schedule 5.9, including all amendments and supplements thereto.

          (b)  Absence of Breaches or Defaults  .  All of the Contracts
               -------------------------------
indicated on Schedule 5.9 are valid and in full force and effect. The Company has duly performed all of its obligations under the Contracts, and no material violation of, or material default or material breach under, any Contracts has accrued.

     5.10  Permits.  The Company has all Permits required to conduct its
           -------
business except such Permits the failure of which to obtain would not have a Material Adverse Effect. All such permits are valid and in full force and effect and are listed on Schedule 5.10. No notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by the Company or any

Shareholder in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     5.11  Corporate Documents.  The Certificate of Incorporation and Bylaws
           -------------------
of the Company are in the form provided to counsel for Parent and Sub. The copy of the minute books of the Company provided to counsel for the Parent and Sub contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

     5.12  No Conflict or Violation.  Neither the execution, delivery or
           ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Majority Shareholder or the Company with any of the provisions hereof, will (1) violate or conflict with any provision of the Company's Certificate of Incorporation or Bylaws, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of any Contract, agreement, or other instrument or obligation (a) to which the Company is a party or (b) by which the Company is bound, (c) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award, or
(d) impose any encumbrance restriction or charge on the Company or the Business except in the case of each of clauses (a), (b), and (c) above, for such violations, conflicts, breaches, defaults, terminations or accelerations which, in the aggregate would not have a Material Adverse Effect.

     5.13  Financial Statements.  Except as set forth on Schedule 5.13 or in
           --------------------
the notes to the Financial Statements, the Financial Statements (1) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (2) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Company as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. The Financial Statements have been compiled by Haefele Flanagan & Co., certified public accountants. At the respective dates of the Financial Statements, there were no material liabilities of the Company, which, in accordance with generally accepted accounting principles, should have been shown or reflected in the Financial Statements or the notes thereto, which are not shown or reflected in the Financial Statements or the notes thereto.

     5.14  Disclosure.  The Company has fully provided Parent and Sub with all
           ----------
the information that has been requested for deciding whether to enter into this transaction and all information that the Company believes is reasonably necessary to enable Parent and Sub to make such a decision, including the Company's projections described in the business plan (the "Business Plan"). No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Parent and Sub at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared by management of the Company, and the financial and other projections contained therein were prepared in good faith. Parent and Sub agree and acknowledge that such projections do not represent any guaranty of future performance.

     5.15  Litigation.  There is no action, order, writ, injunction, judgment
           ----------
or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, "Actions") pending, or, to the Company's knowledge, threatened or anticipated (1) against, related to or affecting: (a) the Company, (b) any officers or directors of the Company, or (c) the Shareholders, (2) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (3) that involve the risk of criminal liability, or (4) in which the Company is a plaintiff, including any derivative suits. The Company is not in material default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against the Company.

     5.16  Labor Matters.  The Company is not a party to any labor agreement
           -------------
with any labor organization, union, group or association; there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice; there has not been any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor. There is no labor strike or labor disturbance pending or threatened, nor is any grievance currently being asserted. The Company is in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice.

     5.17  Liabilities.  The Company does not have any liabilities, obligations
           -----------
or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation tax liabilities due or to become due, except (1) liabilities which are reflected and reserved against on the Financial Statements, which have not been paid or discharged since the date thereof, (2) liabilities arising under Contracts, leases, letters of credit, purchase orders, licenses, Permits, purchase agreements and other agreements, business arrangements and commitments described in the Disclosure Schedule (and under those Contracts which are not required to be disclosed on the Disclosure Schedule) and (3) liabilities incurred since the date of the Financial Statements in the ordinary course of business and consistent with past practice and in accordance with this Agreement (none of which relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action) which, individually or in the aggregate, has or would have a Material Adverse Effect.

     5.18  Compliance with Law.  The Company has not violated and is in
           -------------------
compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect. The Company has not received any notice to the effect that it is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws. The Company has committed no act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or liability for breach of warranty (whether covered by insurance or not) on the part of the Company, with respect to products designed, manufactured, assembled, repaired, maintained, delivered, shipped or installed or services rendered prior to or on the Closing Date which, in the aggregate, would have a Material Adverse Effect.

     5.19  No Brokers.  Neither the Company nor any of its officers,
           ----------
directors, employees, shareholders or affiliates has employed or made any agreement with any broker, finder or similar agent or any person or firm which will result in the obligation of Parent or Sub or any of its affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

     5.20  No Other Agreements.  Neither the Majority Shareholder nor the
           -------------------
Company, its officers, directors or affiliates have any commitment or legal obligation, absolute or contingent, to any other person or firm other than Parent and Sub to sell, assign, transfer or effect a sale of any assets of the Company (other than inventory in the ordinary course of business), to sell or effect a sale of a majority of the capital stock of the Company, to effect any merger, consolidation, liquidation, dissolution or other reorganization of the Company, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     5.21  Proprietary Rights.  With respect to the Company:
           ------------------

          (a)  Proprietary Rights.  Schedule 5.21 lists all of its domestic or
               ------------------
foreign, federal, state and foreign registrations of trademarks and of other marks, trade names or other trade rights, and all pending applications for any such registrations and all of its patents and copyrights and all pending applications therefor, all other trademarks and other marks, trade names and other trade rights or in which it has any interest whatsoever, and all other trade secrets, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, created or used by or on behalf of it (collectively, "Proprietary Rights"). The Proprietary Rights listed in the Disclosure Schedule are all those used by the Company in connection with the Business.

          (b)  Ownership and Protection of Proprietary Rights.  Except as set
               ----------------------------------------------
forth on Schedule 5.21, (i) the Company owns and has the sole right to use each of the Proprietary Rights. None of the Proprietary Rights is involved in any pending or threatened litigation, (ii) the Company has not received any notice of invalidity or infringement of any rights of others with respect to such Proprietary Rights, and (iii) no other firm, corporation, association or person
(a) has the right to use any such Proprietary Rights, (b) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights, or (c) to the Company's knowledge, is infringing upon any such Proprietary Rights in any way. To the Company's knowledge, the Company's use of the Proprietary Rights is not infringing upon or otherwise violating the rights of any third party in or to such

Proprietary Rights. All of the Proprietary Rights are valid and enforceable, except where the failure to be so valid and enforceable would not have a Material Adverse Effect.

     5.22  Transactions with Certain Persons.  Except as set forth on Schedule
           ---------------------------------
5.22, no officer, director or employee of the Company, nor any member of any such person's immediate family, is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement(1) providing for the furnishing of services by, (2) providing for the rental of real or personal property from, or (3) otherwise requiring payments to (other than for services as officers, directors or employees of the Company ) any such person or corporation, partnership, trust or other entity in which any such person has an interest as a shareholder, officer, director, trustee or partner.

     5.23  Insurance.  Schedule 5.23 contains a complete and accurate list of
           ---------
all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for five (5) years) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by the Company. Such insurance provides, and during such period provided, coverage to the extent required by law and by any and all Contracts. The Company is not in default under any of such policies or binders, and has not failed to give any material notice or to present any material claim under any such policy or binder in a due and timely fashion. Except as set forth on Schedule 5.23, there are no outstanding unpaid claims under any such policies or binders. All policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Closing Date.

     5.24  Accounts Receivable.  The accounts receivable set forth in the
           -------------------
Financial Statements, and all accounts receivable arising since the date of the Financial Statements, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, Contracts or customer requirements.

     5.25  Customers, Distributors and Suppliers.  Schedule 5.25 sets forth a
           -------------------------------------
complete and accurate list with respect to the Company, of the names and addresses of (1) its five (5) largest customers, and the approximate total sales in dollars by the Company to each such customer during the most recent fiscal year, and (2) its five (5) largest suppliers, and the approximate total purchases in dollars from each such supplier during the most recent fiscal year. To the knowledge of the Company and the Majority Shareholder after thorough inquiry of all sales people and other relevant personnel since March 31, 2000, except as disclosed on Schedule 5.25, there has been no Material Adverse Change in the business relationship of the Company with any customer or supplier named on Schedule 5.25. The Company has not received any communication from any customer or supplier named on Schedule 5.25 of any intention to terminate or materially reduce purchases from or supplies to the Company.

     5.26  Material Misstatements Or Omissions.  No representations or
           -----------------------------------
warranties by the Company or the Majority Shareholder in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereafter furnished to Parent and Sub pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading. The Company and the Majority Shareholder have disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of the Company.

     5.27  Recommendation of Company Board of the Directors.  The Company's
           ------------------------------------------------
Board of Directors, by vote at meetings duly called and held, has approved this Agreement and the Merger and has declared them advisable, determined that the Merger is in the best interest of the Shareholders, and has adopted resolutions recommending approval and adoption of this Agreement and the Merger by the Shareholders.

     5.28  Vote Required.  The only vote of Shareholders required under the
           -------------
NJBCA, the Company's Certificate of Incorporation and the Company's bylaws in order to approve and adopt the Merger Proposals is the affirmative vote of a majority of the aggregate voting power of the issued and outstanding Company Shares and no other vote or approval of or other action of holders of capital stock of the Company is required.

     5.29  Dissenter Rights Procedures.  The Company has performed and is in
           ---------------------------
compliance with any and all obligations required of a domestic corporation under
Section 14A:11 of the NJBCA.


                                  ARTICLE VI.
          REPRESENTATIONS AND WARRANTIES OF THE MAJORITY SHAREHOLDER

     The Majority Shareholder hereby represents and warrants to Parent and Sub that the following representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     6.1  Title.  The Majority Shareholder holds of record and beneficially
          -----
approximately 85% of the issued and outstanding shares of common stock of the Company, on a fully diluted basis assuming the exercise of all vested options and warrants for Company Shares, including those options held by the Majority Shareholder, free and clear of any and all encumbrances or other restrictions on transfer. Other than this Agreement, the Majority Shareholder is not a party to any voting trust, proxy or other agreement or understanding with respect to any capital stock of the Company.

     6.2  Execution and Effect of Agreement.  The Majority Shareholder has the
          ---------------------------------
full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Majority Shareholder, and the consummation by the Majority Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) and no other proceeding on the part of the Majority Shareholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Majority Shareholder and constitutes the legal, valid and binding obligation of the Majority Shareholder, enforceable against the Majority Shareholder in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditor's rights generally, and (ii) general principles of equity.

                                 ARTICLE VII.
               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub hereby represent and warrant to the Company and the Majority Shareholder as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

     7.1  Organization of Parent and Sub.  Parent is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada, and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     7.2  Authorization.  Both Parent and Sub have all requisite corporate
          -------------
power and authority, and have taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform their obligations thereunder. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly approved by the boards of directors of Parent and Sub. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub and is a legal, valid and binding obligation of Parent and Sub, enforceable against Parent and Sub in accordance with its terms.

     7.3  No Conflict or Violation.  Neither the execution, delivery or
          ------------------------
performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Parent or Sub with any of the provisions hereof, will (1) violate or conflict with any provision of (i) the Articles of Incorporation or Bylaws of Parent or (ii) the Articles of Incorporation or Bylaw of Sub, (2) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Parent or Sub is a party, or (3) violate any statute, rule, regulation, ordinance, code, order, judgment, ruling, writ, injunction, decree or award except, in the case of each of clauses (a), (b) and
(c) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of encumbrances which, in the aggregate, would not have a material adverse effect on the Business or its ability to consummate the transactions contemplated hereby.

     7.4   Capitalization.  As provided in Parent's SEC Form 10-QSB as of June
           --------------
30, 2000, the authorized capital stock of Parent consists of 50,000,000 shares of common stock, of which 14,151,479 shares are outstanding. All of Parent Shares have been validly issued and are fully paid and non- assessable. No shares of common stock are held by Parent as treasury stock. Except as set forth on Schedule 7.4, there is no existing option, warrant, call, commitment or other security or agreement of any kind to which Parent is a party requiring, and there are no convertible securities of Parent outstanding which upon conversion would require, the issuance of any additional shares of capital stock of Parent or other securities convertible into shares of capital stock or any debt or equity security of Parent of any kind.

     7.5  No Adverse Change.  Since June 30, 2000, there has not been any change
          -----------------
in the assets, liabilities, financial condition or operating results of Parent or Sub from that reflected in Parent's consolidated financial statements attached to its quarterly report on Form 10-QSB dated as of June 30, 2000 ("Parent's Financial Statements"), except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect.

     7.6  Permits.  Parent and Sub have all Permits required to conduct their
          -------
business except such Permits the failure of which to obtain would not have a Material Adverse Effect. All such permits are valid and in full force and effect and are listed on Schedule 7.11. No notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, is required to be made or obtained by Parent or Sub in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     7.7  Corporate Documents.  The Articles of Incorporation, Bylaws and minute
          -------------------
books of Parent are available at Parent's offices in San Jose for review. The minute books of Parent contain minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

     7.8  Financial Statements.  Parent's most recently filed SEC Forms 10KSB
          --------------------
and 10QSB (1) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and (2) fairly and accurately present the assets, liabilities (including all reserves) and financial position of the Parent as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended. Parent's Financial Statements have been audited and reviewed, as the case may be, by BDO Seidman, LP.

     7.9   Disclosure.  Parent and Sub have fully provided the Company and
           ----------
Majority Shareholder with all the information that has been requested for deciding whether to enter into this transaction. No representation or warranty of Parent or Sub contained in this Agreement and the exhibits and Schedules attached hereto or any certificate furnished or to be furnished to the Majority Shareholder at the Closing, (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     7.10  Litigation.  Except as set forth in Parent's most recently filed SEC
           ----------
Forms 10-KSB and 10-QSB, there is no Action pending (1) against Parent and/or Sub or any officers or directors of Parent and/or Sub, (2) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, or (3) in which Parent or Sub is a plaintiff, including any derivative suits. Parent and Sub are not in material default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against Parent or Sub.

     7.11  Liabilities.  Parent and Sub do not have any liabilities, obligations
           -----------
or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including without limitation tax liabilities due or to become due, except (1) liabilities which are reflected and reserved against on Parent's Financial Statements, which have not been paid or discharged since the date thereof, (2) liabilities arising under Contracts, leases, letters of credit, purchase orders, licenses, Permits, purchase agreements and other agreements, business arrangements and commitments disclosed in the Parent Disclosure Schedule (and under those Contracts which are not required to be disclosed in the Parent Disclosure Schedule) and (3) liabilities incurred since the date of Parent's Financial Statements in the ordinary course of business and consistent with past practice and in accordance with this Agreement (none of which relates to any breach of Contract, breach of warranty, tort, infringement or violation of law or arose out of any Action) which, individually or in the aggregate, has or would have a Material Adverse Effect on the Parent and/or Sub.

     7.12  Compliance with Law.  Parent and/or Sub have not violated and are in
           -------------------
compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except where the violation or failure to comply, individually or in the aggregate, would not have a Material Adverse Effect on Parent and/or Sub. Parent and/or Sub have not received any notice to the effect that either such entity is not in compliance with any such statutes, regulations, rules, judgments, decrees, orders, ordinances or other laws. Parent and/or Sub have committed no act, and there has been no omission, which may result in, and there has been no occurrence which may give rise to, product liability or liability for breach of warranty (whether covered by insurance or not) on the part of Parent and/or Sub, with respect to products designed, manufactured, assembled, repaired, maintained, delivered, shipped or installed or services rendered prior to or on the Closing Date which, in the aggregate, would have a Material Adverse Effect on the Parent.

     7.13 SEC Reports.  Parent has timely filed all required reports, statements
          -----------
and documents with the Securities Exchange Commission (the "Commission"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. Parent has made available to the Company and the Majority Shareholder true and complete copies of all forms, reports, statements and documents filed with the Commission and all reports, statements and other information provided by Parent to its stockholders (collectively, the "Parent Reports"). As of their respective dates, the Parent Reports did not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     7.14  Material Misstatements Or Omissions.  No representations or
           -----------------------------------
warranties by Parent and/or Sub in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereafter furnished to the Company and Majority Shareholder pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Parent Disclosure Schedule, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements or facts contained therein not misleading. Parent and/or Sub have disclosed all events, conditions and facts materially affecting the business, prospects and financial condition of the Parent and/or Sub.


                                 ARTICLE VIII.
             CONDITIONS TO THE MAJORITY SHAREHOLDER'S OBLIGATIONS

The obligations of the Majority Shareholder to consummate the transactions provided for hereby are subject, in the discretion of the Majority Shareholder, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Majority Shareholder and the
Company:

     8.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except to the extent expressly required or permitted to be changed by the terms hereof, and Parent and Sub shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     8.2  No Proceedings, Litigation or Laws.  No Action by any governmental
          ----------------------------------
authority or other person shall have been instituted or threatened against Parent, Sub, the Company, or the Shareholders which questions the validity or legality of the transactions contemplated hereby and which, in the reasonable opinion of the Shareholder, makes it inadvisable to consummate such transaction.

     8.3   Certificates.  Parent and Sub shall furnish the Majority
           ------------
Shareholder with such certificates of their officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Company and the Majority Shareholder.

     8.4  Corporate Documents.  The Majority Shareholder shall have received
          -------------------
from Parent and Sub resolutions adopted by the boards of directors of Parent and Sub approving this Agreement, and the transactions contemplated hereby.

     8.5  Exchange Listing.  The Parent Shares to be issued as Merger
          ----------------
Consideration shall have been authorized for listing on either (i) the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System or (ii) the American Stock Exchange, subject to office notice of issuance.

     8.6  Material Adverse Change.  There shall not have been any Material
          -----------------------
Adverse Change with respect to Parent or Sub since the date of this Agreement.

     8.7  Due Diligence Review.  The Company and the Majority Shareholder and
          --------------------
their representatives shall have conducted a due diligence review of the books and records, financial statements, and other records and accounts of Parent and Sub, and in the sole discretion of the Company and Majority Shareholder, the Company and Majority Shareholder shall be satisfied with the results of such review.

     8.8  Employment Agreement.  The Sub shall have entered into an employment
          --------------------
agreement with the Majority Shareholder in the form attached hereto as Exhibit
8.9 (the "Employment Agreement").


                                  ARTICLE IX.
                 CONDITIONS TO PARENT'S AND SUB'S OBLIGATIONS

     The obligations of Parent and Sub to consummate the transactions provided for hereby are subject, in the discretion of Parent and Sub, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Parent and Sub.

     9.1  Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of the Company and the Majority Shareholder contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date, except to the extent expressly required or permitted to be changed by the terms hereof, and the Company and the Majority Shareholder shall have performed and satisfied all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

     9.2  No Proceedings or Litigation.  No Action by any governmental
          ----------------------------
authority or other person shall have been instituted or threatened against Parent, Sub, the Company or the Majority

Shareholder which questions the validity or legality of the transactions contemplated hereby and which, in the reasonable opinion of the Parent and Sub, makes it inadvisable to consummate such transaction.

     9.3  Opinion of Counsel.  The Company and the Majority Shareholder shall
          ------------------
have delivered to Parent and Sub an opinion of counsel to the Company and the Majority Shareholder, dated as of the Closing Date, in form and substance reasonably satisfactory to Parent and Sub.

     9.4  Certificates.  The Company shall furnish Parent and Sub with such
          ------------
certificates of its officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Parent and Sub.

     9.5  Material Changes.  There shall not have been any Material Adverse
          ----------------
Change with respect to the Business or the Company since the date of this Agreement.

     9.6  Corporate Documents.  Parent and Sub shall have received a
          -------------------
certificate of a duly authorized officer of the Company, dated the Closing Date, setting forth resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

     9.7  Due Diligence Review.  Parent and Sub and their representatives
          --------------------
shall have conducted a due diligence review of the Company's books and records, financial statements, and other records and accounts of the Company, and in the sole discretion of Parent and Sub, Parent and Sub shall be satisfied on the basis of such review that there has been no breach of the representations and warranties or the pre-closing covenants of the Company or the Majority Shareholder made pursuant to this Agreement. Such review shall have no effect whatsoever on the liability of the Company or the Majority Shareholder to Parent or Sub under this Agreement or otherwise for breach of any representations, warranties, or covenants of the Company or the Majority Shareholder hereunder.

     9.8  Approval of the Shareholders.  This Agreement and the Merger Proposal
          ----------------------------
shall have been approved and adopted by at least ninety five percent (95%) of the Shareholders, as set forth in Sections 2.7 and 5.28.

                                  ARTICLE X.
                     ACTIONS BY PARTIES AFTER THE CLOSING

     10.1  Registration of Parent Shares.
           -----------------------------

          (a) Within forty five (45) days of the Effective Time, Parent shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 containing a form of prospectus (as amended or supplemented, if applicable) registering under the Securities Act of 1933, as amended, 250,000 Parent Shares, issued to the Shareholders on the Closing Date. Such Registration Statement shall be kept open for six months from its Effective Date. The Majority Shareholder shall only be entitled to sell Parent Shares issued to the Majority Shareholder on the Closing Date with an aggregate value of up to $166,667 per month, for a total value of $700,000, commencing on the Effective Date and ending on the six month anniversary of the effective time of the Registration Statement.

          (b) Within forty five (45) days of the end of each Year Period, or, if there is a dispute as to the amount of Shares to be issued, within forty five
(45) days after the resolution of any dispute between the parties or after the date of determination of Parent's independent auditor, whichever is applicable, Parent shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 containing a form of prospectus (as amended or supplemented, if applicable) registering under the Securities Act of 1933, as amended, ten percent (10%)of the Parent Shares due under Article III, for that applicable Year Period on a pro rata basis. Such Registration Statement shall be kept open for six months from its effective date.

          (c) If (but without any obligation to do so) Parent proposes to register any of the Parent Shares on a registration statement (other than as required in Section 10.1(a) and (b) above relating solely to the sale of securities to participants in a Parent stock plan, relating to a corporate reorganization or other transaction under Rule 145 of the Act, on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Parent Shares issuable as Merger Consideration, or in which the only Parent Shares being registered are Parent Shares issuable upon conversion of debt securities that are also being registered), Parent shall, at such time, promptly give the Majority Shareholder written notice of such registration. Upon the written request of the Majority Shareholder given within twenty (20) days after mailing of such notice by Parent, Parent shall, subject to the final approval of the other holder(s) of securities (including the underwriter, if applicable) intended to be included on such registration statement, use all reasonable efforts to cause to be registered under the Act all of the Parent Shares that the Majority Shareholder has requested to be registered.

          (d) Unless otherwise approved by Parent, the Shareholders shall have the right to include Parent Shares in no more than one registration statement filed by Parent annually, in accordance with Section 10.1(c).

          (e) Parent shall have the right to terminate or withdraw any registration initiated by it under Section 10.1(c) prior to the effectiveness of such registration. The expenses of such withdrawn registration shall be borne by Parent.

     10.2 Budget.  Each twelve-month period, Parent and the Majority
          ------
Shareholder shall mutually approve (and such approval shall not be unreasonably withheld), the Surviving

Corporation's operating and capital expenditure budget with respect to the projected expenditures for the following 12 month period (the "Budget") and the Surviving Corporation (including its officers, directors or agents) shall not without the prior written approval of Parent, which approval may not be unreasonably withheld, make or approve an expenditure which would change, alter or modify the Budget or make or approve an expenditure which would result in:
(i) an increase of greater than 5% of the total amount of the Budget; or (ii) an increase of greater than 5% of the amount of a respective line item described in the Budget. The Majority Shareholder shall provide Parent with a proposed operating and capital expenditure budget no later than thirty (30) days prior to the first day of the 12-month period related thereto. The Surviving Corporation and the Parent shall review the Budget on a monthly basis thereafter. The Budget for the first twelve-month period is attached to this Agreement as Schedule 10.7.

     10.3  Parent Services.  Parent will use commercially reasonable efforts
           ---------------
to extend to the Surviving Corporation, for the benefit of the Surviving Corporation, non-monetary contributions in the form of sales, marketing, engineering and technical support services (including personnel) to assist the Surviving Corporation during any Year Period (the "Parent Services"). Each request for Parent Services must be included in the Budget for the respective Year Period. All Parent Services rendered in accordance with this Section 10.3 shall be provided at Parent MFN Rates.


     10.4  Survival of Representations, Etc.  All statements contained in the
           --------------------------------
Disclosure Schedule or in any certificate, schedule, exhibit or instrument or conveyance delivered by or on behalf of the parties pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the parties hereunder. The representations, warranties, covenants and agreements of the Company, the Majority Shareholder, Parent and Sub contained herein shall survive the consummation of the transactions contemplated hereby and the Closing Date, without regard to any investigation made by any of the parties hereto. Except as provided in this sentence, all such representations and warranties and all claims and causes of action with respect thereto (other than the provisions of Sections 5.6, 5.22, 5.26 and this Section 10.4, and all claims and causes of action with respect thereto) shall terminate upon expiration of two (2) years after the Closing Date ("Expiration Date"). The representations and warranties in Sections 5.6, 5.22, and 5.26 shall survive until the expiration of the applicable statute of limitations (with extensions) with respect to the matters addressed in such sections. The representations and warranties in Sections 5.2, 6.1 and 6.2 shall survive indefinitely. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

     10.5  Indemnifications.
           ----------------

           (a)  By the Majority Shareholder.  The Majority Shareholder shall
                ---------------------------
indemnify, save and hold harmless Parent and Sub, their affiliates and subsidiaries, and their respective representatives, from and against any and all costs, losses (including without limitation diminution in value), taxes, liabilities, obligations, damages, lawsuits, deficiencies, claims, demands, and expenses (whether or not arising out of third-party claims), reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (herein, "Damages"), incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation or warranty or the inaccuracy of any representation made by the Company or the Majority Shareholder in or pursuant to this Agreement, or (2) any breach of any covenant or agreement made by the Company or the Majority Shareholder in or pursuant to this Agreement; provided, however, that Parent and
                                              --------  -------
Sub makes a written claim for indemnification against the Majority Shareholder within the applicable survival period.

          (b)  Tax Indemnity.  The Majority Shareholder, shall indemnify, save
               -------------
and hold harmless Parent and Sub, their affiliates and subsidiaries, and their respective representatives, from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (1) any taxes of the Company with respect to any tax year or portion thereof ending on or before the Closing Date and (2) for the unpaid taxes of any person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

          (c)  By Parent and Sub.  Parent and Sub, jointly and severally,
               -----------------
shall indemnify and save and hold harmless the Company, the Majority Shareholder and each of their affiliates and subsidiaries, and their respective representatives from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (1) any breach of any representation or warranty or the inaccuracy of any representation, made by Parent or Sub in or pursuant to this Agreement, (2) any breach of any covenant or agreement made by Parent or Sub in or pursuant to this Agreement; or (3) operation of the Business of the Company from and after the Closing Date; provided, however, that the Company or the Majority Shareholder, as applicable,
--------  -------
make a written claim for indemnification against Parent or Sub within the applicable survival period.

          (d)  Damages.  The term "Damages" as used in this Section 10.7 is
               -------
not limited to matters asserted by third parties against the Company, the Majority Shareholder, Parent or Sub, but includes Damages incurred or sustained by the Company, the Majority Shareholder, Parent or Sub in the absence of third party claims. Payments by Parent or Sub of amounts for which Parent or Sub is indemnified hereunder, and payments by the Company or the Majority Shareholder of amounts for which the Company or the Majority Shareholder are indemnified, shall not be a condition precedent to recovery. The Company's or the Majority Shareholder's obligation to indemnify Parent or Sub, and Parent's or Sub's obligation to indemnify the Company or the Majority Shareholder, shall not limit any other rights, including without limitation rights of contribution which either party may have under statute or common law.

          (e)  Cooperation.  The indemnified party shall cooperate in all
               -----------
reasonable respects with the indemnifying party and the attorneys defending the indemnification claims in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the
                                            --------  -------
indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

          (f)  Defense of Claims.  If a claim for Damages (a "Claim") is made
               -----------------
by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this
Section 10.5. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within thirty (30) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, (1) to take control of the defense and investigation of such lawsuit or action, (2) to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense unless the named parties to such action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, and (3) to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. If the indemnifying party fails to assume the defense of such claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party. In the event the indemnified party assumes the defense of the claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action effected pursuant to and in accordance with this Section 10.5 and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Damages by reason of such settlement or judgment.

          (g)  Parent's Right of Offset.  Anything in this Agreement to the
               ------------------------
contrary notwithstanding, Parent may withhold and set off against any Merger Consideration otherwise due to the Majority Shareholder, any amount as to which the Majority Shareholder is obligated to indemnify Parent or Sub pursuant to any provision of this Section 10.5.

          (h)  Product and Warranty Liability.  The provisions of this Section
               ------------------------------
10.5 shall cover, without limitation, all obligations and liabilities of whatsoever kind, nature or description relating, directly or indirectly, to product liability, litigation or claims against Parent, Sub or the Surviving Corporation in connection with, arising out of, or relating to products developed or sold by Parent, Sub or the Surviving Corporation in connection with the Business.

          (i)  Brokers and Finders.  Pursuant to the provisions of this
               -------------------
Section 10.5, each of Parent, Sub, the Company and the Majority Shareholder shall indemnify, hold harmless and defend the other party from the payment of any and all broker's and finder's expenses, commissions, fees or other forms of compensation which may be due or payable from or by the indemnifying party, or may have been earned by any third party acting on behalf of the indemnifying party in connection with the negotiation and execution hereof and the consummation of the transactions contemplated hereby.

          (j) Notwithstanding any provision hereof to the contrary, the Majority Shareholder's liability for Damages arising under this Agreement shall be limited (i) in the aggregate to the value of the Parent Shares received by the Majority Shareholder at the Closing and (ii) to only those Damages for with the Majority Shareholder shall have received written notice in accordance with the provisions of this Section 10.5. No Claim shall be made by Parent and/or Sub until the aggregate amount of Damages under this Section 10.5 exceed $10,000, in which event Parent and Sub shall be entitled to indemnification from the Majority Shareholder for all Damages in excess of $10,000 (subject to the other limitations on such liability set forth herein).

     10.6 Release From Guaranties.  Parent shall use commercially reasonable
          -----------------------
efforts to cause each creditor of the Company to release the Majority Shareholder and all members of the Majority Shareholder's immediate family from any and all personal guarantees of any indebtedness or other obligation of the Company from such guarantees.

     10.7 Parent Capital Investment.  The potential maximum amount of Parent
          -------------------------
Capital Investment shall be five million dollars ($5,000,000) in the aggregate, and as reflected in Schedule 10.7. The actual amount of Parent Capital Investment shall be contingent upon the Surviving Corporation meeting its Budget and Revenue Projections, as set forth in Schedule 10.7, but in no event shall any Parent Capital Investment be unreasonably withheld by Parent. If the Budget and Revenue Projections are met by the Surviving Corporation, Parent will be required to invest the aggregate five million dollar ($5,000,000) maximum amount, to the extent requested by the Majority Shareholder. Notwithstanding the above, Parent shall have the right to decrease the Parent Capital Investment by the amount of cash that Parent is obligated to pay to Dissenting Shareholders pursuant to a determination by the parties or a court, as applicable, that the fair value of the Dissenting Shares is greater than the value given pursuant to this Agreement (the "Premium"). The amount of such decrease shall equal the Premium minus the value of the Parent Shares that would have been issued if the Dissenting Shareholders had not dissented, but had instead accepted the Merger Consideration

     10.8 Compliance with Securities Laws.
          -------------------------------

          (a) Up to and including the last SEC Form 10-QSB, Parent has timely filed all material, forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed with respect to the business and operations of the Company under each of the Securities and the Exchange Act as are required to be filed by it pursuant to the Exchange Act in order to permit the Shareholders to sell the Parent Shares under Rule 144 of the Securities Act.

          (b) Upon the request of any Shareholder and the certification of such Shareholder that he, she or it qualifies under Rule 144(k) of the Securities Act, Parent shall, upon review of such documentation and any other documentation it may reasonably request in order to facilitate the action requested, use commercially reasonable efforts to authorize its transfer agent to remove all restrictive legends from such Shareholder's certificates representing Parent Shares, insofar as such restrictions relate to the transfer of such securities under the Securities Act.

                                  ARTICLE XI.
                                 MISCELLANEOUS

     11.1  Termination.
           -----------

           (a) Termination.  This Agreement may be terminated at any time
               -----------
prior to Closing:

               (i) By mutual written consent of Parent, Sub, the Company and the Majority Shareholder;

               (ii)   By Parent, Sub, the Company or the Majority Shareholder:
(i) if the Merger shall not have been consummated on or before November 30, 2000, provided that the right to terminate this Agreement pursuant to this clause (a) (ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in, or has been the cause of a or a substantial cause of, the failure of the Merger to be consummated on or before such date, and provider further that if the Merger has not been consummated on or before November 30, 2000 solely or primarily as a result of the failure of the conditions set forth in Sections 8.2 or 9.2 to be satisfied or waived, and party, by written notice to each other party, may extend such date up to December 31, 2000;

               (iii) By Parent or Sub if there is a material breach of any representation or warranty set forth in Articles V and VI hereof or any covenant or agreement to be complied with or performed by the Company or the Majority Shareholder pursuant to the terms of this Agreement or the material failure of a condition set forth in Article IX to be satisfied (and such condition is not waived in writing by Parent or Sub) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article IX to be satisfied on or prior to the Closing Date, provided that Parent or Sub may not terminate this Agreement prior to the Closing Date if the Company or the Majority Shareholder has not had an adequate opportunity to cure such failure; or

               (iv) By the Company or the Majority Shareholder if there is a material breach of any representation or warranty set forth in Article VII hereof or of any covenant or agreement to be complied with or performed by Parent or Sub pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied or the occurrence of a Material Adverse Effect upon Parent or Sub (and such condition is not waived in writing by the Company or the Majority Shareholder) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; provided that, the Company and the Majority Shareholder may not terminate this Agreement prior to the Closing Date if Parent or Sub has not had an adequate opportunity to cure such failure.

               (v) By Parent or Sub if the holders of 5% or more of the issued and outstanding Company Shares exercise their right to dissent to the Merger in accordance with Section 14A:11 of the NJBCA.

          (b)  In the Event of Termination.  In the event of termination of
               ---------------------------
this Agreement:

               (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same;

               (ii) The provisions of the Mutual Non-Disclosure Agreement (the "Mutual Non-Disclosure Agreement") , dated as of August 1, 2000, by and between Parent and the Company shall continue in full force and effect; and

               (iii) No party hereto shall have any liability or further obligation to any other party to this Agreement, except as stated in subsections
(i), (ii) and (iii) of this Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     11.2  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     11.3  Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to the Company before the Effective Time, addressed to:

          ISS, Inc.
          D/b/a/ WaresOnTheWeb.com
          400 Grove Road, Suite 3
          Thorofare, NJ 08086
          Attention: Stephen Casey
          Facsimile: (856) 848-5114


          With a copy to:
          Buchanan Ingersoll Professional Corporation
          650 College Road East, Suite 4000
          Princeton, NJ 08540
          Attention: Andrew P. Gilbert, Esq.
          Facsimile: (609) 520-0360

          If to Parent or Sub at any time or the Surviving
          Corporation, addressed to:

          Datalink.net, Inc.
          1735 Technology Drive, Suite 790
          San Jose, CA 95125
          Attention: Tali Durant, Esq.
          Facsimile: (408)-367-1701


          With a copy to:

          Greenberg Glusker Fields Claman & Machtinger LLP
          1900 Avenue of the Stars, Suite 2100
          Los Angeles, CA  90067-4590
          Attention: Kevin Garrett Monroe, Esq.
          Facsimile: (310) 553-0687

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     11.4  Choice of Law.  This Agreement shall be construed, interpreted and
           -------------
the rights of the parties determined in accordance with the laws of the State of Delaware (without reference to the choice of law provisions of Delaware law), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

     11.5  Entire Agreement; Amendments and Waivers.  This Agreement, the
           ----------------------------------------
Mutual Non-Disclosure Agreement and the Employment Agreement, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     11.6  Multiple Counterparts.  This Agreement may be executed in one or
           ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.7   Expenses. Except as otherwise specified in this Agreement, each
            ----------
party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

     11.7   Invalidity.  In the event that any one or more of the provisions
            ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     11.8   Titles.  The titles, captions or headings of the Articles and
            ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     11.9   Cumulative Remedies.  All rights and remedies of either party
            -------------------
hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11.10  Attorneys' Fees.  If any party to this Agreement brings an action
            ---------------
to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                 PARENT:

                              DATALINK.NET, INC.


                              By:
                              Name:
                               Its:


                              SUB:

                              WARES ACQUISITION, INC.

                              By:  __________________________________
                              Name:
                               Its:


                              COMPANY:

                              ISS, INC.

                              By: __________________________________
                              Name:
                               Its:



                              MAJORITY SHAREHOLDER:

                              By: __________________________________

                              Name: Stephen J. Casey